Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Pacific Copper Corp. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB/A for the quarter ended January 31, 2007 (the Form 10-QSB) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 17, 2007

/s/ Todd D. Montgomery
Todd D. Montgomery, CEO and Director (Chief Executive Officer of Pacific Copper Corp.)

Dated: April 17, 2007

/s/ George Orr
George Orr, Chief Financial Officer (Chief Financial Officer of Pacific Copper Corp.)

A signed original of this written statement required by Section 906 has been provided to Pacific Copper Corp. and will be retained by Pacific Copper Corp. and furnished to the Securities and Exchange Commission or its staff upon request.